EXHIBIT 3.1

                             CERTIFICATE OF DESIGNATIONS

                                         of

                    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                         of
                                     AMGEN INC.

                           (Pursuant to Section 151 of the
                          Delaware General Corporation Law)



             Amgen Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 18, 1997.

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.0001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

             Series A Junior Participating Preferred Stock:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.0001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
             (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
             (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
             Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                       (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                       (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                       (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.


                  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
        (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

                  Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 9th day of April, 1997.



                                           /s/ Gordon M. Binder
                                           ---------------------
                                           Chairman of the Board
                                           Gordon M. Binder




        Attest:



        /s/ George A. Vandeman
        ----------------------
        Secretary
        George A. Vandeman





                              CERTIFICATE OF AMENDMENT
                                         TO
                        RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                     AMGEN INC.



                  AMGEN INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That a resolution was duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                       NOW, THEREFORE, BE IT RESOLVED, that the first
                  paragraph of the Fourth Article of the restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in full as follows:

                            "FOURTH:  This corporation is authorized to issue
                  two (2) classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation is authorized to issue is Seven Hundred Fifty-Five Million (755,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and Seven Hundred Fifty Million (750,000,000) shares shall be Common Stock, all with a par value of $.000l."

                  SECOND: That, thereafter, pursuant to a resolution of the Board of Directors, the officers of the Corporation solicited the vote of the stockholders thereof at the Annual Meeting of Stockholders in favor of the amendment, and the stockholders of the Corporation approved the amendment by a majority of the outstanding stock entitled to vote thereon.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                  IN WITNESS WHEREOF, AMGEN INC. has caused this Certificate of Incorporation to be signed by Gordon M. Binder, its Chief Executive Officer, and Arthur F. Staubitz, its Secretary, on this 24th day of July, 1991.


                                      /s/ Gordon M. Binder
                                      --------------------
                                      Gordon M. Binder, Chief Executive
                                      Officer

        ATTEST:




        /s/ Arthur F. Staubitz
        ----------------------
        Arthur F. Staubitz, Secretary





                              CERTIFICATE OF AMENDMENT
                                         OF
                        RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                     AMGEN INC.


             Amgen Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

             FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, declaring said amendment to be advisable and calling for the officers of the Corporation to solicit the stockholders thereof to adopt such amendment. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the first paragraph of the Fourth Article of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in full as follows:

                  "FOURTH:  This corporation is authorized to issue two (2)
             classes of stock to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation is authorized to issue is one hundred thirty million (130,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and one hundred twenty-five million (125,000,000) shares shall be Common Stock, all with a par value of $.0001."

             SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the officers of the Corporation solicited the vote of the stockholders thereof at the Annual Meeting of Stockholders in favor of the amendment, and the stockholders of the Corporation approved the amendment by a majority of the outstanding stock entitled to vote thereon.

             THIRD: That said amendment was adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.



             IN WITNESS WHEREOF, Amgen Inc. has caused this Certificate of Amendment to be signed by the undersigned Chief Executive Officer of the Corporation this 27th day of July, 1989.

                                           AMGEN INC.



                                           By:  /s/ Gordon M. Binder
                                                --------------------
                                                Gordon M. Binder
                                                Chief Executive Officer

        ATTEST:



        /s/ Robert D. Weist
        -------------------
        Robert D. Weist
        Secretary





                        RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                     AMGEN INC.


             AMGEN, INC., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware HEREBY CERTIFIES:

             FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 1986.

             SECOND: The Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

             THIRD: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

             IN WITNESS WHEREOF, Amgen Inc. Has caused this Certificate to be signed by its duly authorized officers this 18th day of August, 1988.

                                           AMGEN INC.



                                           By   /s/ George B. Rathmann
                                                ----------------------
                                                George B. Rathmann
                                                President


        ATTEST:



        /s/ Robert D. Weist
        -------------------
        Robert D. Weist
        Secretary





                                     AMGEN INC.
                        RESTATED CERTIFICATE OF INCORPORATION


             FIRST:  The name of this corporation is Amgen Inc.

             SECOND: The address of the registered office of this corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent, and the name of its registered agent at that address is The United States Corporation Company.

             THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Delaware Corporations Code.

             FOURTH: This corporation is authorized to issue two (2) classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and Fifty Million (50,000,000) shares shall be Common Stock, all with a par value of one hundredth cent ($.0001).

             The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized in the resolution or resolutions providing for the issue of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including, without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of this corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of this corporation and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issue of shares of that series and to decrease, but not increase, the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding (in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series).

             FIFTH:    (a)  The number of directors which shall constitute
        the whole Board of Directors of this corporation shall be specified in the bylaws of this corporation, subject to the provisions of this Article Fifth.

                       (b) At the 1987 annual meeting, the Board of Directors shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible.
        Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

                       (c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                       (d) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

             SIXTH: A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

             SEVENTH: This corporation reserves the right at any time and from time to time to amend, alter, change, or appeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

             EIGHTH: All the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors, who shall have full control over the affairs of this corporation.

             In furtherance and not in limitation of the powers conferred by law and by this Certificate of Incorporation, the Board of Directors is hereby expressly authorized:

                  1. To make, amend, repeal, or otherwise alter the Bylaws of this corporation, without any action on the part of the stockholders; provided, however, that any Bylaws made by the directors and any and all powers conferred by any of said Bylaws may be amended, altered, or repealed by the stockholders.

                  2. To fix, determine, and vary the amount to be reserved or maintained for any proper purpose, and to fix the times for the declaration and payment of dividends.

                  3. To transfer all or any part of the assets of this corporation by way of mortgage, or in trust or in pledge, to secure indebtedness of this corporation, without any vote or consent of stockholders, and to authorize and to cause to be executed instruments evidencing any and all such transfers.

                  4. To sell, lease, or exchange any part less than all or less than substantially all of the property and assets, including good will and corporate franchises, of this corporation upon such terms and conditions as the Board of Directors may deem expedient for the best interests of this corporation, without any authorization, affirmative vote, or written consent or other action of the stockholders or any class thereof.

             NINTH:    (a)  Vote Required for Certain Business Combinations.

                       (1) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph (b) of this Article NINTH:

                       (i) any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                       (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) to, with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of this corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the corporation's assets as set forth on the corporation's most recent audited, consolidated financial statements filed with the Securities and Exchange Commission; or

                       (iii) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                       (iv) any reclassification of securities (including any reverse stock split) or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                       (v) the issuance or transfer by this corporation or any Subsidiary (in a transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Twenty Million Dollars ($20,000,000) or more;

        shall require the affirmative vote of the holders of a least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") not then held by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) Definition of "Business Combination." The term "Business Combination" as used in this Article NINTH shall mean any transaction which is referred to in any one or more clauses (i) through (v) of subparagraph (1) of this paragraph (a).

             (b) When Higher Vote is Not Required. The provisions of paragraph (a) of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (b)(1) or (b)(2) are met:

                  (1) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                  (2) Price and Procedure Requirements. All of the following conditions shall have been met:

                       (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                            (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                            (B) the Fair Market Value per share of Common Stock (1) on the Announcement Date or (2) on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article NINTH as the "Determination Date"), whichever is higher.

                       (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(2)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                            (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                            (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; and
                            (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                       (iii) The consideration to be received by holders of any particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with subparagraphs (b)(2)(i) and (b)(2)(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                       (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to public stockholders of this corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                       (v) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
        Combination:

                            (A)  except as approved by a majority of the
        Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph (b)(1) above), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;

                            (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph
        (b)(1) above), and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph (b)(1) above); and

                            (C) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
                       (vi) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

             (c)  Certain Definitions.  For the purposes of this Article
        NINTH:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) "Interested Stockholder" shall mean any person (other than this corporation or any Subsidiary) who or which:

                       (i) is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

                       (ii) is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

                       (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  (3)  A person shall be a "beneficial owner" of any Voting
        Stock:

                       (i) that such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                       (ii) that such person or any of its Affiliates or Associates has:

                            (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such persons' Affiliates or Associates until such tendered securities are accepted for purchase; or

                            (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or

                       (iii) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the proviso of subparagraph (c)(3)(ii)(B) above) or disposing of any shares of Voting Stock.

                  (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (c)(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(3), but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1988.

                  (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph
        (c)(2), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

                  (7) "Disinterested Director" means any member of the Board of Directors of this corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

                  (8) "Majority of the Disinterested Directors" means a majority of the Disinterested Directors, whether or not the number of such Disinterested Directors then constitutes a quorum of the Board of Directors of this corporation.

                  (9)  "Fair Market Value" means:

                       (i) in the case of stock, the average of the closing sale prices during the ten (10)-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if the stock is not listed on any such exchange but is listed as a National Market System stock in the National Association of Securities Dealers, Inc. Automated Quotation System, as reported in that National Market System, if such stock is not listed on any such exchange or reported in such system the average of the closing bid quotations with respect to a share of such stock during the ten (10)-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

                       (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                  (10) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(2)(i) and (ii) of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

             (d) Powers of the Board of Directors. A majority of the Disinterested Directors of this corporation shall have the power and duty to determine for the purposes of this Article NINTH on the basis of information known to them after reasonable inquiry:

                  (i)  whether a person is an Interested Stockholder;

                  (ii) the number of shares of Voting Stock beneficially owned by any person;

                  (iii) whether a person is an Affiliate or Associate of another; and

                  (iv) the Fair Market Value of the assets that are the subject of any Business Combination. A majority of the Disinterested Directors of this corporation shall have the further power to interpret all of the terms and provisions of the Article NINTH. Any such determination made in good faith shall be binding and conclusive on all parties.

             (e) No Effect on Fiduciary Obligations of Interested Stockholders or Directors.

                  (1) Nothing contained in this Article Ninth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  (2) The fact that any Business Combination complies with the provisions of Section (b) of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, and such compliance shall not limit, prohibit or otherwise restrict in any manner the Board of Directors, or any members thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

             (f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of this corporation), the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding Voting Stock not then held by any Interested Stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.

             TENTH: Any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. At any annual meeting or special meeting of stockholders of this corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of this corporation.
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